Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TII Network Technologies, Inc.:

We consent to the incorporation by reference in the registration statement of TII Network Technologies, Inc. (the Company) on Form S-8 (relating to the registration of 200,000 shares of the Company’s Common Stock, $.01 par value, under the Company’s 2005 Employee Stock Purchase Plan) of our report, dated March 31, 2006, relating to the consolidated balance sheets of TII Network Technologies, Inc. and subsidiary as of December 31, 2005, June 24, 2005 and June 25, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the six months ended December 31, 2005, and for each of the years in the three-year period ended June 24, 2005, and the related financial statement schedule (Schedule II), which report appears in the December 31, 2005 Transition Report on Form 10-K/T of TII Network Technologies, Inc. Our report includes an explanatory paragraph related to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective June 25, 2005.

/s/ KPMG LLP

Melville, New York
May 15, 2006